Exhibit 99.1

May 11, 2018

CHARLOTTE, N.C., May 11, 2018 -- LendingTree, Inc. (NASDAQ: TREE) announced today that it has entered into a definitive agreement to acquire Ovation Credit Services, Inc., a leading provider of credit services with a strong customer service reputation. Ovation Credit Services utilizes a proprietary software application that facilitates the credit repair process and is integrated directly with certain credit bureaus while educating consumers on credit improvement via ongoing outreach with Ovation case advisors.

"LendingTree is committed to helping all consumers meet their financial goals, regardless of where they are in the credit spectrum," said Doug Lebda, founder and CEO of LendingTree. "According to industry estimates, almost one-third of Americans have poor or bad credit, and our own consumer traffic mirrors this situation. By acquiring Ovation Credit Services, LendingTree will be able to better educate consumers about credit management and provide options for those consumers who have struggled with obtaining financing. Ovation Credit Services' experienced management team, strong credit bureau relationships and customized software platform will ultimately enable LendingTree to help more consumers achieve their original financial goals through the LendingTree platform."

"We are incredibly excited to join the LendingTree team," said Terry Cordell, President of Ovation Credit Services. "Given LendingTree's emphasis on consumer education and empowerment, we are confident that this is the right platform for Ovation Credit Services to expand its reach and help more consumers improve their credit health."

LendingTree will acquire the shares of Ovation Credit Services for a total consideration of $20.75 million, which consists of $12 million in cash at closing, and contingent consideration payments of up to $8.75 million. The transaction is expected to close in the second quarter of 2018, subject to regulatory approvals and other customary closing conditions.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests.  LendingTree provides access to its network of over 500 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans, and more.

LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team regarding the expected benefits from the acquisition. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the necessity of a regulatory approval to close the acquisition and the potential failure of other closing conditions; the retention of key employees of Ovation Credit Services and the ability of the Company to successfully integrate Ovation Credit Services to achieve expected benefits; ability to maintain brand recognition for both the Company and Ovation Credit Services and to effectively leverage the LendingTree brand with the Ovation Credit Services brand; ability to develop new products and services and enhance existing ones; competition; the potential effects of existing and new laws, rules or regulations; failure to maintain the integrity of systems and infrastructure through integration; and failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights. These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the period ended December 31, 2017 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.